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                                                                   Exhibit 4.6b

Facility Lease Agreement (Kintigh A-2), dated as of May 1, 1999, between Kintigh Facility Trust A-2, as Lessor, and AES Eastern Energy, L.P., as Lessee

Facility Lease Agreement (Kintigh B-1), dated as of May 1, 1999, between Kintigh Facility Trust B-1, as Lessor, and AES Eastern Energy, L.P., as Lessee

Facility Lease Agreement (Kintigh B-2), dated as of May 1, 1999, between Kintigh Facility Trust B-2, as Lessor, and AES Eastern Energy, L.P., as Lessee

Facility Lease Agreement (Kintigh C-1), dated as of May 1, 1999, between Kintigh Facility Trust C-1, as Lessor, and AES Eastern Energy, L.P., as Lessee

Facility Lease Agreement (Kintigh C-2), dated as of May 1, 1999, between Kintigh Facility Trust C-2, as Lessor, and AES Eastern Energy, L.P., as Lessee